EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT dated as of February 12, 2013 (the “Agreement”) is entered into by and between MMAX MEDIA, INC. (“Buyer”) a publicly traded corporation organized under the laws of the State of Nevada, and WCIS Media, LLC, a Florida limited liability company (“Seller”).

PREAMBLE

WHEREAS, Seller has developed and owns the rights to certain software assets (the “Assets”); and

WHEREAS, the Assets are more particularly described on Schedule 1.1; and

WHEREAS, Seller desires to convey, sell and assign to Buyer all of Seller’s right, title and interest in and to the Assets, upon the terms and conditions contained in this Agreement; and

WHEREAS, Buyer desires to purchase the Assets upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Sale and Purchase of Assets.

1.1

Sale and Purchase of Assets.  Subject to the terms and conditions of this Agreement, at the closing described in Section 6 (the “Closing”), Seller shall sell, assign and convey the Assets to Buyer, and Buyer shall purchase the Assets from Seller.

1.2

Liabilities Excluded.  In connection with Buyer’s purchase of the Assets, Buyer shall not assume or become responsible for any indebtedness, liabilities or obligations of Seller (the “Liabilities”), except that Buyer shall assume the obligations of Seller accruing from and after the Closing Date under all contracts, agreements and understandings included in the Assets.

2.

Purchase Price; Payment; Allocation.

2.1

Purchase Price.  The Purchase Price for the Assets shall be paid by the issuance of 300,000,000 MMAX Common Shares (“Buyer Shares”) to Seller.  The Purchase Price shall be paid by delivery to Seller or its designee(s), at the Closing, of one or more certificates of MMAX Common Shares “Buyer Shares”).

2.2

The Buyer Shares.  The Buyer Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and such securities may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption therefrom.  Each certificate evidencing any of the Buyer Shares shall bear the following or substantially legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

3.

Representations and Warranties of Seller.  Except as otherwise set forth in a disclosure schedule delivered by the Seller at the time this Agreement is executed and delivered (the “Seller Disclosure Schedule”), Seller, hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows.

3.1

Authority and Enforcement.  Seller (i) is duly organized, validly existing and in good standing under the laws of Florida; and (ii) has all requisite limited liability company power to execute, deliver and perform its obligations under this Agreement.  Seller has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Seller has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

3.2

No Conflicts or Defaults.  The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and shall not (a) with or without the giving of notice or the passage of time (i) violate, conflict with the articles of organization, bylaws or corresponding organizational documents of Seller, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Seller is a party or by which Seller is bound, or any judgment, order or decree, or any law, rule or regulation to which Seller is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or any other right or adverse interest (“Liens”) upon any of the Assets, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Assets, or (iv) have a material adverse effect on ownership of the Assets by Buyer or consummation of the transactions contemplated hereby (a “Seller Material Adverse Effect”).

3.3

Consents of Third Parties.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller does not require the consent of any person, or such consent has or will be obtained, in writing, prior to the Closing.

3.4

No Litigation. There are no legal, equitable, administrative, arbitration, governmental, regulatory or other proceedings pending against Seller, or, to the best knowledge of Seller, threatened against it, an adverse determination to which would be likely to result in a Seller Material Adverse Effect.

3.5

No Options or Other Agreements.  There are no options or agreements of any character relating to the Assets to which Seller are a party, or by which Seller are bound that, if exercised or consummated, would be likely to result in a Seller Material Adverse Effect.

3.6

Title to Assets.  Seller is the owner of the Assets, free and clear of all Liens. Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to the Assets.

3.7

Contract Rights.  Seller is not transferring, nor is Buyer acquiring the rights to any agreements, contracts or contract rights relating to the Assets.

3.8

Intellectual Property.  To the extent that the Assets include any trademarks, copyrights, trade names, service marks, trade secrets, license agreements, proprietary processes, business methods or similar tangible or intangible property (“Intellectual Property”), such Intellectual Property is owned by Seller, free and clear of all Liens.  To the best of Seller’s knowledge, such Intellectual Property does not infringe upon or otherwise violate the rights of any third person, and Seller has received no notice of any such infringement or violation.  The Intellectual Property is not licensed by Seller to any third party.

3.9

There has not been filed by or against Seller a petition in bankruptcy or a petition or answer seeking assignment for the benefit of creditors, the appointment of a receiver, trustee or liquidator, with respect to any of them, or any portion of their property, or reorganization, arrangement, liquidation or dissolution or similar relief under the Federal Bankruptcy Code or any similar state law.

3.10

No tax lien, levy or similar encumbrance has been filed or threatened by any taxing or governmental authority against Seller or the Assets.

3.11

Seller is not now insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement.  As used in this paragraph, “insolvent” means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller’s assets.  Immediately after the Closing Date, Seller will (a) be able to pay its debts, obligations and liabilities as they become due in the usual course of its business; (b) not have unreasonably small capital with which to conduct its business; (c) continue to conduct its business in the ordinary course; and (c) have assets (calculated at fair market value) that exceed its debts, obligations and liabilities.

3.12

Securities Laws.  Seller is an accredited investor within the meaning of Rule 501 of Regulation D under the Act.  Seller is acquiring the Buyer Shares for its own account, for investment purposes only, and without a view towards the distribution or resale thereof, except in compliance with applicable Federal and State securities law.

3.13

Acknowledgment of Risks.  Seller acknowledges that Buyer is currently required to file periodic and annual reports with the Securities and Exchange Commission under the Exchange Act. Such filings, together with all amendments and all documents incorporated by reference therein, are referred to as “Exchange Act Documents.”  The Exchange Act Documents have been made available to the Seller via the SEC’s EDGAR system.  Seller has reviewed the Exchange Act Documents and is aware that prior to October 14, 2011, Company was deemed a “shell” as defined in under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Seller is familiar with the business, assets, liabilities and financial conditions of the Buyer. Seller recognizes and acknowledges that the transactions contemplated by this Agreement are speculative and involve a high degree of risk.  Such risks include, but are not limited to, the following:  (i) the business of Buyer is subject to all of the risks inherent of a new business; (ii) Buyer has generated nominal revenues from operations since inception; (iii) there is currently a limited trading market for Buyer’s securities and there is no assurance that a trading market will develop; (iv) unless an active market develops for Buyer’s securities, Seller may have difficulty reselling the Buyer Shares, at a profit or at all; and (v) Buyer will require financing in order to implement its business plans and there is no assurance that required financing will be available to Buyer on acceptable terms.

3.14

Disclosure.  The representations, warranties and acknowledgments of Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

4.

Representations and Warranties of Buyer.  Except as otherwise set forth in a disclosure schedule delivered by Buyer at the time this Agreement is executed and delivered (the “Buyer Disclosure Schedule”), Buyer hereby make the following representations and warranties to Seller, as of the date hereof and as of the Closing Date.

4.1

Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.  Buyer is in in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of Buyer, as the case may be, or consummation of the transactions contemplated hereby (a “Buyer Material Adverse Effect”).

4.2

Authority and Enforcement.  Buyer has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  Buyer has taken all action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3

No Conflicts or Defaults.  The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the articles of incorporation or bylaws of Buyer or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a material breach of, or a material default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Buyer is a party or by which Buyer is bound, or any judgment, order or decree, or any law, rule or regulation to which Buyer is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any assets or properties of Buyer, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to which Buyer a party, or (iv) result in a Buyer Material Adverse Effect.

4.4

Consents of Third Parties.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer does not require the consent of any person, or such consent has been or will be obtained, in writing, prior to the Closing.

4.5

Exchange Act Documents.  Since January 1, 2012, no Exchange Act Document, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6

Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Exchange Act Documents, except as specifically disclosed in a subsequent Exchange Act Document filed prior to the date hereof, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a material adverse effect on Buyer.

4.7

Securities.  Subject to the conditions precedent to Closing below, the Buyer Shares have been duly authorized, and upon issuance pursuant to the provisions hereof, will be validly issued, fully paid and non-assessable.

4.8

Disclosure.  The representations, warranties and acknowledgments of Buyers set forth herein are true, complete and accurate in all material respects and do not omit any fact necessary to make such representations, warranties and acknowledgments not misleading.

5.

Conditions to Closing.

5.1

Conditions Precedent to Buyer’s Obligation to Close.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(1)

The representations and warranties of Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date.

(2)

Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date.

(3)

No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would likely (i) prevent or adversely affect Buyer’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

(4)

No material adverse change shall have taken place with respect to the Assets, and no event shall have occurred, that could reasonably be foreseen to result in a Seller Material Adverse Effect;

(5)

Buyer’s shareholders shall have approved an amendment to the Buyer’s articles of incorporation to increase its authorized common stock to such sufficient number to permit the issuance of the Buyer Shares and filed articles of amendment with the State of Nevada.

(6)

Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Sections 5.1(1) - (4) has been complied with in all material respects; and

(7)

All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

5.2

Conditions Precedent to Seller’s Obligation to Close.  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(1)

The representations and warranties of Buyer set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date.

(2)

Buyer shall have performed and complied with their respective covenants hereunder in all material respects through the Closing Date.

(3)

No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would likely (i) prevent or adversely affect Seller’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(4)

No material adverse change shall have taken place with respect to Buyer, and no event shall have occurred, that could reasonably be foreseen to result in a Buyer Material Adverse Effect.

(5)

Buyer shall have amended its articles of incorporation to increase its number of shares of authorized common stock to such sufficient number to permit the issuance of the Buyer Shares (the “Amendment”).

(6)

Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 5.2(1) - (5) has been complied with in all respects; and

(7)

All actions to be taken by Buyers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

6.

Closing; Closing Date.  A closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 am on such date following the effectiveness of the Amendment, at the offices of counsel to the Buyer, or at such other place, date and time that is agreed upon by Seller and Buyer.  The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

7.

Documents to be Delivered at the Closing.

7.1

Documents to be Delivered by Seller.  At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the documents required by Article 5 hereof, and the following:

(1)

a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller's right, title and interest in and to the Assets together with possession of the Assets;

(2)

a duly executed assignment, transferring to Buyer all of Seller’s right, title and interest in and to the contracts, agreements and contract rights included in the Assets, accompanied by any third party consents necessary in order to assign such contracts, agreements and rights to Buyer; and

(3)

such other certificates, documents and instruments as Buyer may have reasonably requested in connection with the transaction contemplated hereby.

7.2

Documents to be Delivered by Buyer.  At the Closing, Buyer shall deliver to Seller the following:

(1)

a certificate evidencing the Buyer Shares, or irrevocable instructions to transfer agent to issue the Buyer Shares to Seller; and

(2)

such other certificates, documents and instruments as Seller may have reasonably requested in connection with the transaction contemplated hereby.

8.

Additional Covenants.

8.1

Further Assurances.  If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

8.2

No Public Disclosure.  Without the prior written consent of the other, which written consent will not be unreasonably withheld, no party to this Agreement will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order.

9.

Indemnification and Related Matters.

9.1

Indemnification by the Seller.  Seller hereby indemnifies and holds Buyer harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Buyer arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller’s failure to perform any covenant or obligation required to be performed by any of them hereunder.

9.2

Indemnification by Buyer.  Buyer hereby indemnifies and holds Seller harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Seller and arising out of the breach of any representation or warranty of Buyer, as the case may be, hereunder, or Buyer's failure to perform any covenant or obligation required to be performed by either of them hereunder.

9.3

Procedure for Indemnification.  Any party entitled to indemnification under this Article IX (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IX except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article IX to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

9.4

Time for Assertion.  No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before 3 months from the date hereof.

9.5

Basket.  Notwithstanding any conflicting or inconsistent provisions hereof, Seller shall not be liable in damages, indemnity or otherwise to Buyer in respect of the inaccuracy or breach of any representations, warranties, covenants or agreements herein, except to the extent that the damages to Buyer, singularly or in the aggregate, exceed the sum of $25,000.  Notwithstanding any conflicting or inconsistent provisions hereof, Buyer shall not be liable in damages, indemnity or otherwise to Seller in respect to the inaccuracy or breach of any representations, warranties, covenants or agreements herein except to the extent that damages to Seller exceed, individually or in the aggregate, the sum of $25,000.

10.

Termination.

10.1

Termination by Mutual Consent.  This Agreement may be terminated by mutual consent of the parties, in writing, signed by each of the parties hereto.

10.2

Termination Due to Lapse of Time.  This Agreement may be terminated by either party if the Closing does not occur prior to April 15, 2013; provided, however, that a party wholly or partially responsible for the Closing not occurring prior to such date may not terminate this Agreement pursuant to this subsection.

10.3

Termination by Buyer.  This Agreement may be terminated by Buyer by written notice to Seller, in the event of a material breach of any representation or warranty of Seller hereunder, or in the event Seller fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.4

Termination by Seller.  This Agreement may be terminated by Seller, by written notice to Buyer, in the event of a material breach of any representation or warranty of Buyer hereunder, or in the event Buyer fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten days following such written notice.

10.5

Effect of Termination.  Termination of this Agreement under Section 10.2, 10.3 or 10.4 hereof shall not preclude the parties from pursuing all remedies available to them under applicable law arising by reason of such termination.

11.

Miscellaneous.

11.1

Broker.  Buyer and Seller represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it.

11.2

Expenses.  Except as otherwise specifically provided in this Agreement, each party shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

11.3

Entire Agreement; No Waiver.  This Agreement, the Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.4

Jurisdiction and Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.  The parties further: (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any Federal or State court of competent jurisdiction within the County of Broward, State of Florida, (b) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the County of Broward, State of Florida in any such suit, action or proceeding.  The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the County of Broward, State of Florida, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

11.5

Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  The Seller Disclosure Schedule and Buyer Disclosure Schedule are hereby incorporated herein by reference and made a part of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.6

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller:

7000 W. Palmetto Park Road, #201

Boca Raton, FL   33487

Attention:  Vincent L. Celentano

Fax No.:  561-392-3721

If to Buyer:

511 N.E. 3rd Avenue

First Floor

Fort Lauderdale, Florida 33301

Attention:  Edward Cespedes, President and CEO

Fax No.:  954- 302-8415

11.7

Separability.  In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

11.8

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.  No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Buyer to assign part or all of Buyer’s rights under this Agreement to one or more of its subsidiaries.

11.9

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, we have executed this Agreement as of the date and year first above written.

MMAX MEDIA, INC.

By:	/s/ Edward A. Cespedes
Edward A. Cespedes, President

WCIS Media, LLC

By:	/s/ Vincent Celentano
Name:	Vincent Celentano
Its: